Exhibit 99.1

Stitch Fix Announces Fourth Quarter and Full Fiscal Year 2018 Financial Results

SAN FRANCISCO, October 1, 2018 (GLOBE NEWSWIRE) -- Stitch Fix, Inc. (NASDAQ:SFIX), the leading online personal styling service, has released its financial results for the fourth quarter and full fiscal year 2018 ended July 28, 2018 and posted a letter to its shareholders on its investor relations website.

Fourth quarter highlights

•	Active clients of 2.7 million, an increase of 25% year over year

•	Net revenue of $318.3 million, an increase of 23% year over year

•	Net income of $18.3 million and adjusted EBITDA of $11.1 million

•	Diluted earnings per share of $0.18

Full year highlights

•	Net revenue of $1.2 billion, an increase of 26% year over year

•	Net income of $44.9 million and adjusted EBITDA of $53.6 million

•	Diluted earnings per share of $0.34

“Q4 was another strong quarter for us," said Stitch Fix Founder and CEO, Katrina Lake. "We grew our active client count 25% year over year and delivered $318.3 million in net revenue and $11.1 million in adjusted EBITDA. In our first year as a public company, we have demonstrated our ability to transform the shopping experience while consistently delighting our clients across Women’s, Men’s and Kids. I’m proud of our results, and excited for the future. This is just the beginning for Stitch Fix.”

Today Stitch Fix also announced its upcoming expansion into the United Kingdom. Interested UK clients can sign up for Stitch Fix's waitlist here: www.stitchfix.com/ukwaitlist.

"We are pleased to announce our expansion into the UK by the end of fiscal year 2019," Lake continued. "We believe our ability to create a uniquely personalized shopping experience is something that will resonate with consumers and brands outside of the U.S. We can’t wait to show our first UK clients how effortless, convenient and fun Stitch Fix is."

Please visit the Stitch Fix investor relations website at https://investors.stitchfix.com to view the financial results included in the letter to shareholders. The Company intends to continue to make future announcements of material financial and other information through its investor relations website. The Company will also, from time to time, disclose this information through press releases, filings with the Securities and Exchange Commission, conference calls or webcasts, as required by applicable law.

Conference Call and Webcast Information
Katrina Lake, Founder and Chief Executive Officer of Stitch Fix, Paul Yee, Chief Financial Officer of Stitch Fix, and Mike Smith, Chief Operating Officer of Stitch Fix, will host a conference call at 2:00 p.m. Pacific Time today to discuss the Company’s financial results and outlook. A live webcast will be accessible on Stitch Fix’s investor relations website at investors.stitchfix.com. Interested parties can also access the call by dialing (800) 458-4121 in the U.S. or (323) 794-2093 internationally, and entering conference code 8417189.

A telephonic replay will be available through Monday, October 8, 2018 at (888) 203-1112 or (719) 457-0820, passcode 8417189. An archive of the webcast conference call will be available shortly after the call ends at https://investors.stitchfix.com.

About Stitch Fix, Inc.
Stitch Fix is reinventing the shopping experience by delivering one-to-one personalization to our clients, through the combination of data science and human judgment. Stitch Fix was founded in 2011 by Founder and CEO, Katrina Lake. Since our founding, we’ve helped millions of men, women and kids discover and buy what they love through personalized shipments of apparel, shoes and accessories, hand-selected by Stitch Fix stylists and delivered to our clients’ homes.

Forward-Looking Statements
This press release and related conference call and webcast contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding our future financial performance, including our guidance on financial results for the first quarter and full year of fiscal 2019; market trends, growth and opportunity; competition; the timing and success of expansions to our offering and penetration of our target markets, such as the launch of our offering in the United Kingdom; our ability to leverage our engineering and data science capabilities to drive efficiencies in our business and enhance our ability to personalize; our plans related to client acquisition, including any impact on our costs and margins and our ability to determine optimal advertising methods; and our ability to successfully acquire, engage and retain clients. These statements involve substantial risks and uncertainties, including risks and uncertainties related to our ability to generate sufficient net revenue to offset our costs; the growth of our market and consumer behavior; our ability to acquire, engage and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, stylists, operations, marketing initiatives, and other key strategic areas; risks related to international operations; and other risks described in the filings we make with the Securities and Exchange Commission, or SEC. Further information on these and other factors that could cause our financial results, performance and achievements to differ materially from any results, performance or achievements anticipated, expressed or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 28, 2018. These documents are available on the SEC Filings section of the Investor Relations section of our website at: http://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.

Stitch Fix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share amounts)

	July 28, 2018	July 29, 2017
Assets
Current assets:
Cash and cash equivalents	$297,516	$110,608
Restricted cash	250	250
Inventory, net	85,092	67,592
Prepaid expenses and other current assets	34,148	19,312
Total current assets	417,006	197,762
Property and equipment, net	34,169	26,733
Deferred tax assets	14,107	19,991
Restricted cash, net of current portion	12,600	9,100
Other long-term assets	3,703	3,619
Total assets	$481,585	$257,205
Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable	$79,782	$44,238
Accrued liabilities	43,037	46,363
Preferred stock warrant liability	—	26,679
Gift card liability	6,814	5,190
Deferred revenue	8,870	7,150
Other current liabilities	3,729	4,298
Total current liabilities	142,232	133,918
Deferred rent, net of current portion	15,288	11,781
Other long-term liabilities	8,993	7,423
Total liabilities	166,513	153,122
Convertible preferred stock, $0.00002 par value	—	42,222
Stockholders’ equity:
Preferred stock, $0.00002 par value	—	—
Class A common stock, $0.00002 par value	1	—
Class B common stock, $0.00002 par value	1	1
Additional paid-in capital	235,312	27,002
Retained earnings	79,758	34,858
Total stockholders’ equity	315,072	61,861
Total liabilities, convertible preferred stock and stockholders’ equity	$481,585	$257,205

Stitch Fix, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Fiscal Year Ended
	July 28, 2018	July 29, 2017	July 28, 2018	July 29, 2017
Revenue, net	$318,295	$258,285	$1,226,505	$977,139
Cost of goods sold	176,877	146,047	690,483	542,718
Gross profit	141,418	112,238	536,022	434,421
Selling, general and administrative expenses	133,302	112,028	492,998	402,781
Operating income	8,116	210	43,024	31,640
Remeasurement of preferred stock warrant liability	—	3,374	(10,685)	18,881
Other income, net	(760)	(17)	(1,004)	(42)
Income (loss) before income taxes	8,876	(3,147)	54,713	12,801
Provision (benefit) for income taxes	(9,408)	1,360	9,813	13,395
Net income (loss) and comprehensive income (loss)	$18,284	$(4,507)	$44,900	$(594)
Net income (loss) attributable to common stockholders:
Basic	$18,244	$(4,507)	$35,541	$(594)
Diluted	$18,246	$(4,507)	$27,285	$(594)
Earnings (loss) per share attributable to common stockholders:
Basic	$0.19	$(0.18)	$0.47	$(0.02)
Diluted	$0.18	$(0.18)	$0.34	$(0.02)
Weighted-average shares used to compute earnings per share attributable to common stockholders:
Basic	98,019,577	25,708,011	75,947,759	24,973,931
Diluted	102,782,006	25,708,011	81,288,418	24,973,931

Stitch Fix, Inc.
Condensed Consolidated Statements of Cash Flow
(Unaudited)
(In thousands)

	For the Fiscal Year Ended
	July 28, 2018	July 29, 2017
Cash Flows from Operating Activities
Net income	$44,900	$(594)
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	6,588	(6,728)
Remeasurement of preferred stock warrant liability	(10,685)	18,881
Inventory reserves	1,916	3,591
Compensation expense related to certain stock sales by current and former employees	—	9,699
Stock-based compensation expense	15,403	3,545
Excess tax benefit related to stock-based compensation expense	—	(62)
Depreciation and amortization	10,542	7,655
Loss on disposal of property and equipment	155	—
Change in operating assets and liabilities:
Inventory	(19,416)	(26,375)
Prepaid expenses and other assets	(17,307)	(7,596)
Accounts payable	35,502	7,841
Accrued liabilities	(3,595)	17,748
Deferred revenue	1,720	2,719
Gift card liability	1,624	1,993
Other liabilities	4,831	6,307
Net cash provided by operating activities	72,178	38,624
Cash Flows from Investing Activities
Purchase of property and equipment	(16,565)	(17,130)
Net cash used in investing activities	(16,565)	(17,130)
Cash Flows from Financing Activities
Proceeds from initial public offering, net of underwriting discounts paid	129,046	—
Proceeds from the exercise of stock options	5,788	2,346
Excess tax benefit related to stock-based compensation expense	—	62
Repurchase of Class B common stock related to early exercised options	(39)	(3,557)
Payment of deferred offering costs	—	(1,879)
Net cash provided by (used in) financing activities	134,795	(3,028)
Net increase in cash and restricted cash	190,408	18,466
Cash and restricted cash at beginning of period	119,958	101,492
Cash and restricted cash at end of period	$310,366	$119,958
Components of cash and restricted cash
Cash	$297,516	$110,608
Restricted cash – current portion	250	250
Restricted cash – long-term portion	12,600	9,100
Total cash and restricted cash	$310,366	$119,958
Supplemental Disclosure
Cash paid for income taxes	$10,071	$28,023
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$795	$111
Capitalized stock-based compensation	$883	$164
Leasehold improvements paid by landlord	$—	$—
Vesting of early exercised options	$988	$891
Conversion of preferred stock upon initial public offering	$42,222	$—
Reclassification of preferred stock warrant liability upon initial public offering	$15,994	$—
Deferred offering costs included in accrued liabilities	$—	$508
Deferred offering costs paid in prior year	$1,879	$—

Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles in the United States, or GAAP. However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. Management believes that excluding certain items that may vary substantially in frequency and magnitude period-to-period from net income (loss) and earnings (loss) per share (“EPS”) provides useful supplemental measures that assist in evaluating our ability to generate earnings and to more readily compare these metrics between past and future periods. Management also believes that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that such supplemental measure facilitates comparisons between companies. We believe free cash flow is an important metric because it represents a measure of how much cash from operations we have available for discretionary and non-discretionary items after the deduction of capital expenditures. These non-GAAP financial measures may be different than similarly titled measures used by other companies. For instance, we do not exclude stock-based compensation expense from adjusted EBITDA or non-GAAP net income. Stock-based compensation is an important part of how we attract and retain our employees, and we consider it to be a real cost of running the business.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include:

•	our non-GAAP net income, adjusted EBITDA and non-GAAP EPS – diluted measures exclude compensation expense that we recognized related to certain stock sales by current and former employees;

•	our non-GAAP net income and non-GAAP EPS – diluted measures exclude the impact of the remeasurement of our net deferred tax assets following the adoption of the Tax Cuts and Jobs Act (“Tax Act”);

•
our non-GAAP net income, adjusted EBITDA and non-GAAP EPS – diluted measures exclude the remeasurement of the preferred stock warrant liability, which is a non-cash expense incurred in the periods prior to the completion of our initial public offering;

•
adjusted EBITDA also excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;

•	adjusted EBITDA does not reflect our tax provision, which reduces cash available to us; and

•	free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.
Adjusted EBITDA
We define adjusted EBITDA as net income (loss) excluding other (income), net, provision (benefit) for income taxes, depreciation and amortization, and, when present, the remeasurement of preferred stock warrant liability and compensation expense related to certain stock sales by current and former employees. The following table presents a reconciliation of net income (loss), the most comparable GAAP financial measure, to adjusted EBITDA for each of the periods presented:

	For the Three Months Ended		For the Fiscal Year Ended
(in thousands)	July 28, 2018	July 29, 2017	July 28, 2018	July 29, 2017
Adjusted EBITDA reconciliation:
Net income (loss)	$18,284	$(4,507)	$44,900	$(594)
Add (deduct):
Other income, net	(760)	(17)	(1,004)	(42)
Provision (benefit) for income taxes	(9,408)	1,360	9,813	13,395
Depreciation and amortization	3,004	2,235	10,542	7,655
Remeasurement of preferred stock warrant liability	—	3,374	(10,685)	18,881
Compensation expense related to certain stock sales by current and former employees	—	—	—	21,283
Adjusted EBITDA	$11,120	$2,445	$53,566	$60,578

Non-GAAP Net Income
We define non-GAAP net income as net income (loss) excluding, when present, the remeasurement of preferred stock warrant liability, compensation expense related to certain stock sales by current and former employees, and the related tax impact of those items, as well as the remeasurement of our net deferred tax assets in relation to the adoption of the Tax Act. The following table presents a reconciliation of net income (loss), the most comparable GAAP financial measure, to non-GAAP net income for each of the periods presented:

	For the Three Months Ended		For the Fiscal Year Ended
(in thousands)	July 28, 2018	July 29, 2017	July 28, 2018	July 29, 2017
Non-GAAP net income reconciliation:
Net income (loss)	$18,284	$(4,507)	$44,900	$(594)
Add (deduct):
Remeasurement of preferred stock warrant liability	—	3,374	(10,685)	18,881
Compensation expense related to certain stock sales by current and former employees	—	—	—	21,283
Tax impact of non-GAAP adjustments	—	—	—	(8,890)
Impact of Tax Act (1)	(521)	—	4,209	—
Non-GAAP net income (loss)	$17,763	$(1,133)	$38,424	$30,680

(1) The U.S. government enacted comprehensive tax legislation in December 2017. This resulted in a net charge of $4.7 million for the three months ended January 27, 2018 and a net benefit of $0.5 million for the three months ended July 28, 2018, due to the remeasurement of our net deferred tax assets for the reduction in tax rate from 35% to 21%. The adjustment to non-GAAP net income only includes this transitional impact. It does not include the ongoing impacts of the lower U.S. statutory rate on current year earnings.
Non-GAAP Earnings Per Share - Diluted
We define non-GAAP EPS as diluted EPS excluding, when present, the per share impact of the remeasurement of preferred stock warrant liability, compensation expense related to certain stock sales by current and former employees, and the related tax impact of those items, as well as the per share impact of the remeasurement of our net deferred tax assets in relation to the adoption of the Tax Act. The following table presents a reconciliation of EPS attributable to common stockholders - diluted, the most comparable GAAP financial measure, to non-GAAP EPS attributable to common stockholders - diluted for each of the periods presented:

	For the Three Months Ended		For the Fiscal Year Ended
(in dollars)	July 28, 2018	July 29, 2017	July 28, 2018	July 29, 2017
Non-GAAP earnings per share - diluted reconciliation:
Earnings (loss) per share attributable to common stockholders - diluted	$0.18	$(0.18)	$0.34	$(0.02)
Per share impact of the remeasurement of preferred stock warrant liability(1)	—	0.14	—	0.36
Per share impact of compensation expense related to certain stock sales by current and former employees	—	—	—	0.40
Per share impact from tax effect of non-GAAP adjustments	—	—	—	(0.17)
Per share impact from Tax Act(2)	(0.01)	—	0.05	—
Non-GAAP earnings (loss) per share attributable to common stockholders - diluted	$0.17	$(0.04)	$0.39	$0.57

(1) For 2018, the preferred stock warrant liability was dilutive and included in earnings per share attributable to common stockholders - diluted. Therefore, it is not an adjustment to arrive at non-GAAP EPS - diluted.
(2) The U.S. government enacted comprehensive tax legislation in December 2017. This resulted in a net charge of $4.7 million for the three months ended January 27, 2018 and a net benefit of $0.5 million for the three months ended July 28, 2018, due to the remeasurement of our net deferred tax assets for the reduction in tax rate from 35% to 21%. The adjustment to non-GAAP net income only includes this transitional impact. It does not include the ongoing impacts of the lower U.S. statutory rate on current year earnings.

Free Cash Flow
We define free cash flow as cash flow from operations reduced by purchases of property and equipment that are included in cash flow from investing activities. The following table presents a reconciliation of cash flows from operating activities, the most comparable GAAP financial measure, to free cash flow for each of the periods presented:

	For the Fiscal Year Ended
(in thousands)	July 28, 2018	July 29, 2017
Free cash flow reconciliation:
Cash flows from operating activities	$72,178	$38,624
Deduct:
Purchase of property and equipment	(16,565)	(17,130)
Free cash flow	$55,613	$21,494
Cash flows used in investing activities	$(16,565)	$(17,130)
Cash flows from (used in) financing activities	$134,795	$(3,028)

IR Contact: David Pearce ir@stitchfix.com	PR Contact: Suzy Sammons media@stitchfix.com